Exhibit 8.1

List of Significant Subsidiaries, Variable Interest Entity and Subsidiaries of Variable Interest Entity of ZTO Express (Cayman) Inc.

Place of
Subsidiaries	Incorporation

ZTO Express Limited	BVI
ZTO Wheat Holding Limited	BVI
Zto Cn Holding Limited	BVI
ZTO International (BVI) Holding Limited	BVI
ZTO Express (Hong Kong) Limited	Hong Kong
ZTO International (Hong Kong) Holding Limited	Hong Kong
ZTO International Supply Chain Company Limited	Hong Kong
Zhejiang Zhong Ji Network Technology Co., Ltd. (浙江中吉网络技术有限公司)	PRC
Shanghai Zhongtongji Network Technology Co., Ltd. (上海中通吉网络技术有限公司)	PRC
Shanghai Zhongtongji Logistics Co., Ltd. (上海中通吉物流有限公司)	PRC
Shenzhen Zhongtongji Logistics Co., Ltd. (深圳市中通吉物流有限公司)	PRC
Changchun Zhongtongruiji Logistics Co., Ltd. (长春中通瑞吉物流有限公司)	PRC
Jinan Zhongtongji Logistics Co., Ltd. (济南中通吉物流有限公司)	PRC
Chengdu Daqijuye Investment Co., Ltd. (成都大旗聚业投资有限责任公司)	PRC
Hunan Yukun Automobiles Trading Co., Ltd. (湖南煜坤汽车贸易有限公司)	PRC

Place of
Consolidated Variable Interest Entity	Incorporation

ZTO Express Co., Ltd. (中通快递股份有限公司)	PRC

Place of
Subsidiaries of Consolidated Variable Interest Entity	Incorporation

Taizhou Zhongrui Logistics Co., Ltd. (泰州中瑞物流有限公司)	PRC
Huaian ZTO Logistics Co., Ltd. (淮安中通物流有限公司)	PRC
Changzhou Shunrui Logistics Consulting Co., Ltd. (常州顺瑞物流咨询有限公司)	PRC
Nanjing Huijitong Logistics Co., Ltd. (南京汇吉通物流有限公司)	PRC
Zhejiang Litong Logistics Co., Ltd. (浙江立通物流有限公司)	PRC
Taizhou Yongjinda Packaging Co., Ltd. (台州市永锦达包装有限公司)	PRC
Jiaxing Zhongtongji Logistics Co., Ltd. (嘉兴中通吉物流有限公司)	PRC
Jinhua Zhongrui Shipping Co., Ltd. (金华市中瑞货运代理有限公司)	PRC
Dongguan Jinsheng Industrial Co., Ltd. (东莞市金晟实业有限公司)	PRC
Guangdong Jirui Shipping Co., Ltd. (广东吉瑞货运代理有限公司)	PRC
Suzhou ZTO Express Co., Ltd. (苏州中通速递有限公司)	PRC
Beijing Zhongrui Logistics Co., Ltd. (北京中瑞物流有限公司)	PRC
Hubei Zhongtongji Logistics Co., Ltd. (湖北中通吉物流有限公司)	PRC
Wenzhou ZTO Jirui Express Co., Ltd. (温州中通吉瑞快递有限公司)	PRC
Chengdu Zhongjing Logistics Co., Ltd. (成都中竞物流有限公司)	PRC
Hunan Zhonghan Express Services Co., Ltd. (湖南中汉快递服务有限公司)	PRC
Henan Jirui Storage Services Co., Ltd. (河南省吉瑞仓储服务有限公司)	PRC
Fujian ZTO Express Co., Ltd. (福建中通快递有限公司)	PRC
Jinan ZTO Storage Services Co., Ltd. (济南中通仓储服务有限公司)	PRC
ZTO (Tianjin) Express Services Co., Ltd. (中通（天津）速递服务有限公司)	PRC
Hefei Anan Logistics Co., Ltd. (合肥安安物流有限公司)	PRC
Shanghai Zemao Investment Management Co., Ltd. (上海择贸投资管理有限公司)	PRC
Zhong Tong Ji Air Logistics Co., Ltd. (中通吉航空物流有限公司)	PRC
Wuxi ZTO Express Co., Ltd. (无锡市中通快递有限公司)	PRC

* Other subsidiaries of ZTO Express (Cayman) Inc. and subsidiaries of consolidated variable interest entity have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.